Exhibit 99.1

Michael McConnell

Chief Financial Officer and Treasurer

503-469-4652

mmcconnell@digimarc.com

Ron Parham

Pondel Wilkinson Parham Investor Relations for Digimarc

503-924-1985

rparham@pondel.com

Leslie Constans

Digimarc Public Relations

503-469-4620

lconstans@digimarc.com

FOR IMMEDIATE RELEASE

Digimarc Corporation Expects to Announce 1st Quarter Financial
Results Monday, May 16; Sets Conference Call for 9 a.m. EDT
Tuesday, May 17

Beaverton, OR – May 9, 2005 – Digimarc Corporation (NASDAQ: DMRCE) said today that it expects to announce results of its first quarter ended March 31, 2005 and to file its Quarterly Report on Form 10-Q on Monday, May 16, 2005.  The Company expects to be able to file the Form 10-Q within the 5-day extension period provided under SEC rules beyond the original due date.  The Company will file the notice for the 5-day extension on Wednesday, May 11, and expects to disclose in its Form 12b-25 filing preliminary financial information concerning the results for the first quarter. The delay in the 10-Q filing is primarily the result of ongoing work of the Company and its independent registered public accounting firm, KPMG LLP, under Section 404 of the Sarbanes-Oxley Act, and a later than normal start in work on the first quarter reporting process due to the company’s completion of its Form 10-K and restatement on April 7, 2005.

The Company also announced that the Nasdaq Listing Qualifications Panel has granted the Company an extension until May 16, 2005 to file the internal control reports required by Section 404 of the Sarbanes-Oxley Act pursuant to an amendment to the Company’s Form 10-K.  The Company expects to file the amendment to its 10-K within the time specified for this extension.

The Company also announced that on May 4, 2005 it received notification that Nasdaq’s Listing and Hearing Review Council (the “Listing Council”) intends to review an earlier decision made by Nasdaq’s Listing Qualifications Panel on March 22, 2005 granting the Company additional time to file certain financial statements.  The Listing Council is a separate body within Nasdaq that performs various functions including setting policy and standards for the various listing qualifications panels to administer.  The Listing Council has the authority to review on its own motion all decisions of the Nasdaq listing qualifications panels and as such it may affirm, modify, reverse, dismiss, or remand the March 22, 2005 decision regarding Digimarc either for the purpose of establishing or clarifying Nasdaq policy or if it disagrees with any part of the panel’s prior decisions.  Although the Company expects to have made all required SEC filings by the time that this earlier decision is reviewed by the Listing Council, at this time the Company cannot give any assurance regarding the scope or outcome of the Listing Council’s review.

The Company will host a conference call on Tuesday, May 17, at 9:00 a.m. EDT (6:00 a.m. PDT), immediately prior to the Company’s 8:00 a.m. PDT presentation at the AeA 2005 Micro Cap Financial Conference in Monterey, California.  During the conference call and its presentation at the AeA conference, management will discuss first quarter results, measures that it is taking to improve timeliness of financial statement filings and internal controls, significant business developments, market conditions, and prospects and plans for the remainder of 2005.  A live Webcast and an archive of the Digimarc conference call will be available at www.digimarc.com and www.streetevents.com.

About Digimarc

Digimarc Corporation (NASDAQ: DMRCE), based in Beaverton, Oregon, is a leading supplier of secure media solutions used in a wide range of security, identification and digital media content applications.

Digimarc provides products and services that enable the production of more than 60 million personal identification documents, including two-thirds of U.S. driver licenses and IDs for more than 20 countries.  Digimarc’s digital watermarking technology provides a persistent digital identity for various media content and is used to enhance the security of financial documents, identity documents and digital images, and support other media rights management applications.

Digimarc has an extensive intellectual property portfolio, with 192 issued U.S. patents with more than 4,000 claims, and more than 400 pending patent applications in digital watermarking, personal identification and related technologies.

The Company is headquartered in Beaverton, Oregon, with other U.S. offices in Burlington, Massachusetts; Fort Wayne, Indiana; and the Washington DC area; and European offices in London. Please go to www.digimarc.com for more Company information.

Securities Safe Harbor Under the Private Securities Litigation Reform Act of 1995

This release contains certain “forward-looking statements” that are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include statements relating to the anticipated filing date of the Company’s Form 10-Q for the quarter ended March 31, 2005, the anticipated filing date of the Company’s amended Form 10-K for the period ended December 31, 2004, statements relating to expectations of financial results and related information, and other statements of management’s opinion or expectations, such as statements containing the words “believes,” “expects,” “estimates,” “anticipates” or words of similar import or statements of management’s opinion. These statements are subject to certain assumptions, risks, uncertainties and changes in circumstances.  Actual results may vary materially due to, among other things, the actual timing and impact of the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002, the actual timing of the Company’s filing of its Form 10-Q for the quarter ended March 31, 2005, decisions of the Nasdaq Listing Council pertaining to its review of prior filing extensions granted to the Company by the Nasdaq Listing Qualifications Panel, as well as changes in economic, business, competitive, technological and/or regulatory factors and trends.  Digimarc is not obligated to (and expressly disclaims any obligation to) revise/update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.  More detailed information about risk factors that may affect actual results is set forth in filings by Digimarc with the Securities and Exchange Commission, including the Company’s Forms 10-K and 10-Q previously filed with the SEC, including sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under the captions “Overview”, “Critical Accounting Policies and Estimates”, “Liquidity and Capital Resources”, “Risk Factors” and “Controls and Procedures”.